Exhibit 10.4

W. R. G R A C E & C O. ( T H E “ C O M P A N Y ” )

RESTRICTED STOCK AWARD (Director)

Awarded under the W. R. Grace & Co. 20XX Stock Incentive Plan (the “Plan”)

Granted To: XXXX
Date of Issuance: XXXX
No. of Shares: XXX (Par value per share: US $0.01)
Vesting Type:    Graded
Vesting In XXX Tranches:

XXX shares on XXX, 20XX

XXX shares on XXX, 20XX

XXX shares on XXX, 20XX

In accordance with the Plan (which you acknowledge has been provided to you separately) and the provisions of this document (collectively, the “Governing Provisions”), you have been granted all rights, title and interest in XXX shares of Company common stock (your “Restricted Shares”), subject to vesting on the dates specified above, and to the restrictions below and the other Governing Provisions. Capitalized terms which are not defined in this document shall have the meanings ascribed in the Plan.

The Restrictions

You shall not have the right to sell, transfer (except by will or the laws of descent and distribution), collateralize, assign, pledge or otherwise encumber (1) any Restricted Shares not vested in accordance with the provisions herein or (2) any right or obligation associated with unvested Restricted Shares.

Expiration of the Restrictions; Forfeiture

Subject to the Governing Provisions, with respect to each tranche of your Restricted Shares, the restrictions specified above will expire for the tranche and the respective Restrictive Shares will vest (1) on the vesting date specified above for the tranche, but only if you remain a Director of the Company until the specified vesting date or (2) on the date you cease your directorship prior to the specified vesting date, but only if you cease your directorship as a result of your death or physical or mental incapacity.

If you cease being a Director with the Company under any other circumstances, your Restricted Shares in each unvested tranche will be forfeited and you will have no rights, title or interest in unvested Restricted Shares as of and after the date your directorship ceases.

Change in Control of the Company

Notwithstanding any other provision of this document, in the event of a “Change in Control” as defined in the Plan, your Restricted Shares shall be subject to the provisions of Section 15 of the Plan.

Exhibit 10.4

Dividends

Any dividends paid on the common stock of the Company shall be paid in the same manner on each tranche of your unvested Restricted Shares, and such dividends, if in cash, shall be used, without any action on your part, to purchase additional shares (and fractions thereof) of Company common stock at the Fair Market Value per share as of the date the cash dividends are paid. Any such additional shares, and any dividends paid in Company stock, shall be added to the respective tranche of your unvested Restricted Shares and be subject to the same restrictions as applicable to that tranche of Restricted Shares, and those additional Restricted Shares shall vest or those additional Restricted Shares shall be forfeited, as the case may be, under the same conditions and at the same time as applicable to the original grant of your Restricted Shares in that tranche.

Voting Rights

With respect to any voting (or similar) rights applicable to shares of common stock of the Company, you shall have the right to exercise such rights related to your unvested Restricted Shares. (Note: this is often referred to as “pass-thru voting rights”.)

No Guarantee of Tax Consequences

The Company makes no commitment or guarantee that any specific federal, state or local tax treatment will apply or be available with respect to your Restricted Shares. You should consult your tax advisor regarding any income tax payment or other tax issues with regard to this grant.

Other Provisions

The Governing Provisions shall not confer upon you any right with respect to the continuance of your service with the Company as a Director, nor shall those Provisions interfere in any way with any right the stockholders of the Company (or the Board of the Company) would otherwise have to terminate your directorship at any time.

No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall be assigned, or have any right, title or interest in, your Restricted Shares (except as provided in this document).

No right or benefit associated with your Restricted Shares shall in any manner be subject to your (or your beneficiary’s) debts, contracts, liabilities, or torts. You agree to execute a stock power in blank, if requested by the Company, which shall allow the transfer back to the Company of the Restricted Shares without further action on your part in the event the Restricted Shares are forfeited as provided herein.

In the event of any stock split, consolidation, reclassification or other event that affects the number of, or rights or obligations associated with, the common stock of the Company, your Restricted Shares shall be adjusted in the same manner as applicable to other shares of common stock of the Company; provided that the Vesting Dates and the corresponding restrictions shall continue to apply to your Restricted Shares as adjusted and to any other Company stock, property or cash issued in exchange.

For purposes of clarification, the provisions of the Plan applicable to Administration (Section 11), General Provisions (Section 12) and Amendments and Termination (Section 14) are applicable to your Restricted Shares.

Exhibit 10.4

The existence of your Restricted Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting your Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or businesses, or any other corporate act.

In the event of any conflict between the provisions of the Plan and the provisions of this document, the provisions of this document shall control, except as specifically noted herein.

In the event that any provision of the Governing Provisions shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Governing Provisions and the Governing Provisions shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

The Governing Provisions shall be construed in accordance with the laws of the State of New York to the extent federal law does not supersede and preempt New York law.

No amendment or termination of the Governing Provisions which would impair your rights with respect to the Restricted Shares under this document shall be made by the Company at any time without your written consent

Congratulations, and we all look forward to continuing to work with you here at Grace.

W.R. GRACE & CO.

By: XXXX

Receipt Acknowledged:

_______________________________________

This document constitutes part of a
prospectus covering securities that
have been registered under the
Securities Act of 1933